Exhibit 99.2

Risks Related to the Apple Leisure Group Acquisition

We expect to incur material expenses and indebtedness related to the Apple Leisure Group Acquisition.

We expect to incur material expenses and indebtedness in completing the Apple Leisure Group Acquisition and integrating the business, operations, practices, policies and procedures of Apple Leisure Group. While we have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. We also intend to finance a portion of the consideration for the Apple Leisure Group Acquisition through the incurrence of indebtedness, which would increase our debt service obligations and the risk of downgrade of our credit ratings by credit rating agencies. We cannot assure you that these additional expenses or indebtedness will not have an adverse effect on us or our results of operations.

We may not realize the anticipated benefits from the pending Apple Leisure Group Acquisition.

The Apple Leisure Group Acquisition involves the combination of two companies that currently operate as independent companies. While we and Apple Leisure Group will continue to operate independently until the completion of the Apple Leisure Group Acquisition, the success of the Apple Leisure Group Acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully combining our and Apple Leisure Group’s businesses after closing. We plan on devoting substantial management attention and resources to integrating our and Apple Leisure Group’s business practices so that we can fully realize the anticipated benefits of the Apple Leisure Group Acquisition. Nonetheless, the business and assets acquired may not be successful or continue to grow at the same rate as when operated independently or may require greater resources and investments than originally anticipated. The Apple Leisure Group Acquisition could also result in the assumption of unknown or contingent liabilities, and, because Apple Leisure Group operates in the same sector that we do, the Apple Leisure Group Acquisition could also exacerbate a number of risks that currently apply to us.

Potential difficulties we may encounter following closing include the following:

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the inability to successfully combine our and Apple Leisure Group’s businesses in a manner that permits us to realize the anticipated benefits of the Apple Leisure Group Acquisition in the time frame currently anticipated, or at all;

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difficulties resulting from developments of the COVID-19 pandemic, including the emergence of new virus variants or limits in the effectiveness of vaccination programs, which could cause us to slow, cease or reevaluate the focus of integration efforts or impair the value of our and Apple Leisure Group’s assets;

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the failure to integrate internal systems, programs and controls, or decisions by our management to apply different accounting policies, assumptions or judgments to Apple Leisure Group’s operational results than Apple Leisure Group applied in the past;

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the inability to successfully realize the anticipated value from Apple Leisure Group’s assets or the expected benefits and added value from the World of Hyatt loyalty program and Apple Leisure Group’s membership club offering;

•	loss of sales and other commercial relationships;

•	the complexities associated with managing the combined company;

•	the additional complexities of combining two companies with different histories, cultures, markets, strategies and customer bases;

•	the failure to retain key employees of either of the two companies that may be difficult to replace;

•	the disruption of each company’s ongoing businesses or inconsistencies in services, standards, controls, procedures and policies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Apple Leisure Group Acquisition; and

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performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Apple Leisure Group Acquisition and integrating our and Apple Leisure Group’s operations.

Based on our preliminary purchase accounting estimates, a significant portion of the purchase price for the Apple Leisure Group Acquisition would be allocated to goodwill and intangible assets ($2.0 billion and $1.8 billion, respectively, assumed in our pro forma balance sheet as of June 30, 2021). We must test goodwill and certain intangible assets for possible impairment on at least an annual basis, and must evaluate amortizable intangible assets for impairment if there are indicators of a possible impairment. If our acquisition of the Apple Leisure Group does not yield expected returns, we may be required to record impairment losses, which could materially adversely affect our reported results.

Any of these risks could adversely affect our ability to maintain relationships with customers, vendors, employees and other commercial relationships or adversely affect our or Apple Leisure Group’s future operational results. As a result, the anticipated benefits of the Apple Leisure Group Acquisition may not be realized or at all or may take longer to realize or cost more than expected, which could adversely affect our business, financial condition, results of operations and growth prospects. In addition, changes in laws and regulations could adversely impact our business, financial condition, results of operations and growth prospects after the Apple Leisure Group Acquisition.

The pending Apple Leisure Group Acquisition may not be completed on the currently contemplated timeline or terms, or at all.

Consummation of the Apple Leisure Group Acquisition is conditioned on, among other things, the receipt of certain consents and other approvals under the competition laws of various jurisdictions. Neither we nor Apple Leisure Group can provide assurance that the conditions to completing the Apple Leisure Group Acquisition will be satisfied or waived, and accordingly, that the Apple Leisure Group Acquisition will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the Apple Leisure Group Acquisition is not satisfied, it could delay or prevent the Apple Leisure Group Acquisition from occurring, which could negatively impact our business, financial condition, results of operations and growth prospects.

Failure to complete the pending Apple Leisure Group Acquisition could have an adverse effect on us.

Either we or Apple Leisure Group may terminate the Securities Purchase Agreement in specified circumstances. If the Apple Leisure Group Acquisition is not completed, our business, financial condition, results of operations and growth prospects may be adversely affected and, without realizing any of the benefits of having completed the Apple Leisure Group Acquisition, we will be subject to a number of risks, including the following:

•	the market price of our securities could decline;

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we will be required to pay certain costs relating to the Apple Leisure Group Acquisition, such as legal, accounting, financial advisor, filing, printing and mailing fees and integration costs that have already been incurred or will continue to be incurred until the closing of the Apple Leisure Group Acquisition, whether or not the Apple Leisure Group Acquisition is completed;

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if the Securities Purchase Agreement is terminated, our stockholders cannot be certain that we will be able to find another acquisition opportunity as attractive to us as the Apple Leisure Group Acquisition;

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we could be subject to litigation related to any failure to complete the Apple Leisure Group Acquisition or related to any enforcement proceeding commenced against us to perform our obligations under the Securities Purchase Agreement;

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we will not realize the benefit of the time and resources, financial and otherwise, committed by our management to matters relating to the Apple Leisure Group Acquisition that could have been devoted to pursuing other beneficial opportunities;

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we may incur a material amount of indebtedness in anticipation of financing the Apple Leisure Group Acquisition, and a failure to complete it could result in our having materially more indebtedness, which we may be able to apply to other uses, without the incremental revenue or cash flows that we expect from the Apple Leisure Group Acquisition;

•	in the event the Apple Leisure Group Acquisition does not successfully close, we may be unable to fulfill our $2.0 billion asset disposition commitment on the anticipated timeline or at all; and

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we may experience reputational harm due to the adverse perception of any failure to successfully complete the Apple Leisure Group Acquisition or negative reactions from the financial markets or from our customers, vendors, employees and other commercial relationships.

Any of these risks could adversely affect our business, financial condition, results of operations and growth prospects, and impact our ability to meaningfully increase the percentage of revenues and earnings we generate from fees. Similarly, delays in the completion of the Apple Leisure Group Acquisition could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the Apple Leisure Group Acquisition and could adversely affect our business, financial condition, results of operations and growth prospects.

The pendency of the Apple Leisure Group Acquisition could adversely affect our and/or Apple Leisure Group’s businesses and operations.

In connection with the pending Apple Leisure Group Acquisition, some customers, vendors or other parties with commercial relationships with each of us and the Apple Leisure Group may delay or defer decisions, which could adversely affect the revenues, earnings, cash flows and expenses of us and Apple Leisure Group, regardless of whether the Apple Leisure Group Acquisition is completed. In addition, due to operating covenants in the Securities Purchase Agreement, Apple Leisure Group may be unable (without our prior written consent), during the pendency of the Apple Leisure Group Acquisition, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions outside the ordinary course, even if such actions would prove beneficial.